UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on April 3, 2018, Rex Energy Corporation (“Rex Energy” or the “Company”), and the subsidiary guarantors under the Term Loan Credit Agreement, dated as of April 28, 2017 (the “Credit Agreement”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Angelo, Gordon Energy Servicer, LLC, as administrative agent and collateral agent (the “Agent”), and the lenders party thereto (the “Lenders,” and, together with the Company, its subsidiary guarantors, and the Agent, the “Parties”), entered into a forbearance agreement with the Agent and the requisite Lenders (the “First Forbearance Agreement”). Under the First Forbearance Agreement, the Agent and Lenders agreed to forbear from exercising their rights and remedies under the Credit Agreement in respect of certain defaults and alleged defaults thereunder through April 16, 2018. On April 16, 2018, the Parties entered into a limited waiver and second forbearance agreement (the “Second Forbearance Agreement”).

Pursuant to the terms of the Second Forbearance Agreement, the Agent and Lenders agreed to continue the forbearance through April 23, 2018, unless certain specified circumstances cause an earlier termination of that forbearance (the “Forbearance Period”). The Second Forbearance Agreement also permits the Company to borrow $34,129,754.54 of Delayed Draw Loans (as defined in the Credit Agreement) to cash collateralize the existing letter of credit exposure under the Credit Agreement.

The Second Forbearance Agreement does not cure or waive the existing defaults. Further, the Second Forbearance Agreement does not prevent the Agent from accelerating the amounts owed under the Credit Agreement, but prevents the Agent from taking any enforcement actions with respect to any accelerated obligations during the Forbearance Period. Upon expiration or termination of the Forbearance Period for any reason, the Agent and the Lenders will be able to exercise all rights and remedies granted to them under the Credit Agreement.

The Company entered into the Second Forbearance Agreement to provide the Company with time to continue discussions with its lenders and other holders of its securities, including Company’s 1.0%/8.0% senior secured notes due 2020, its preferred stock, and its common stock, regarding potential transactions, or to otherwise opportunistically consider strategic financing proposals that management believes may be beneficial to the Company and its stakeholders. There can be no assurance that the Company will reach any agreement with any stakeholders on a financial restructuring of the Company by the end of the Forbearance Period, if at all, or that the Forbearance Period will be extended.

The foregoing summary of the Second Forbearance Agreement is not complete and is qualified in its entirety by a copy of the Second Forbearance Agreement filed as Exhibit 10.1, which exhibit is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain Statements in this Form 8-K and the exhibits hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the goals, expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the SEC, and the Company strongly encourages readers to review and understand those risks. The Company does not assume or undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

10.1	Second Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: April 17, 2018	By:	/s/ Curtis J. Walker
	Name:	Curtis J. Walker
	Title:	Chief Financial Officer